Strictly Confidential www.thesba.com Newtek Business Services Corp. NASDAQ: NEWT Hosted by: Barry Sloane, President & CEO Jennifer Eddelson, Executive Vice President & CAO Investor Relations Public Relations Newtek Investor Relations Newtek Public Relations Jayne Cavuoto Director of Investor Relations jcavuoto@thesba.com (212) 273-8179 Simrita Singh Director of Marketing ssingh@thesba.com (212) 356-9566 2015/2016 Dividend Conference Call February 3, 2016 8:00 am ET

www.thesba.com 1 2015 Common Stock Dividend Tax Allocation  35.8% of the regular quarterly cash dividends paid in 2015 will be reported as qualified dividends eligible for a preferential tax rate with the remaining 63.6% reported as ordinary dividends* – Approximately 38% of Newtek’s taxable income was generated through dividends received from controlled portfolio companies  Q4 2015 dividend of $0.40 per share, paid on January 19, 2016, will be taxable in 2016  100% of the special dividend of $2.69 per share, paid on December 31, 2015, has been reported as a qualified dividend *Shareholders should consult their own tax advisors concerning the U.S. federal tax treatment of dividends reported as qualified dividends in light of their unique circumstances. Record date Payment date Distribution amount Ordinary dividends Qualified Dividends Long term capital gain Total 3/30/2015 4/13/2015 0.39$ 74.9% 23.4% 1.7% 100.0% 6/29/2015 7/15/2015 0.47$ 64.6% 35.4% 0.0% 100.0% 10/22/2015 11/3/2015 0.50$ 51.3% 48.7% 0.0% 100.0% 11/18/2015 12/31/2015 2.69$ 0.0% 100.00% 0.0% 100.0% 2015 Summary: Ordinary Dividends Qualified dividends Long term capital gains Total Quarterly cash dividends 63.60% 35.84% 0.56% 100.0% Special dividend 0.0% 100.0% 0.0% 100.0%

www.thesba.com 2 2015 and 2016 Dividend Highlights  Newtek’s investors received an approximate 25% total return for the full year 2015 – 2015 return includes $1.36 per share paid in three quarterly cash dividends and a one-time $2.69 per share special dividend – 2015 return does not include the Q4 2015 dividend which was paid on January 19, 2016 to record holders as of January 7, 2016 – Reported net asset value (“NAV”) of $13.10 at October 1, 2015  Shareholders of record on November 18, 2015 received at least 15% additional shares in connection with the special dividend – These shares are eligible to receive future quarterly cash dividends if continue to be held – Special dividend was comprised of pre BDC accumulated earnings and profits through 2014 of approximately $34.0 million that the Company was required to distribute in order to elect to be treated as a regulated investment company (“RIC”) in 2015  Forecasting a 4.3% year-over-year increase in the full year 2016 dividend to $21.8 million, or $1.50* per share, compared to $20.9 million in 2015  During 2016, subject to Board approval and earnings expectations being met, it is anticipated that investors will receive five cash dividend payments during the calendar year – This will include four quarterly cash dividends in 2016 and the Q4 2015 dividend of $0.40 per share which was paid in January 2016 *2016 annual dividend estimate of $1.50 per share is based on 14.5 million shares and does not include the Q4 2015 dividend of $0.40 per share paid on January 19, 2016.

www.thesba.com 3 Current Investment Community Misconceptions  The Company reduced the total 2016 forecasted dividend from 2015: INCORRECT – Company is forecasting a 4.3% year-over-year increase in the full year 2016 dividend to $21.8 million compared to $20.9 million in 2015 – Company issued approximately 1.8 million additional shares to shareholders of record on November 18, 2015 in connection with the special dividend on which they will be eligible to receive future quarterly cash dividends if they continue to hold the shares  Realized gains from the sale of the guaranteed portions of SBA 7(a) loans is not reoccurring income: INCORRECT – 12-year history of selling the guaranteed portions of SBA 7(a) loan investments yielding stable reoccurring realized gains – Typically capital gains are not part of the BDC convention of adjusted net investment income because other BDC’s capital gains are not a reoccurring event or reoccurring income – Sale of the guaranteed portions of SBA 7(a) loans increased from $12.5 million in 2011 to an estimated $29.6 million in 2015  The capital raise in Q4 2015 was solely for the purpose to pay dividends: INCORRECT – The Company paid 2015 regular quarterly cash dividends out of taxable income

www.thesba.com 4 Newtek’s Differentiated BDC Model  Newtek is an internally managed BDC and does not pay base or incentive fees to an external manager  Portfolio companies are wholly owned and managed, most for over 10 years, by Newtek Business Services Corp. – Portfolio companies have provided a reoccurring stream of revenue that is not typically credit sensitive – Portfolio companies include, but are not limited to: ● Newtek Merchant Solutions ● Newtek Technology Solutions ● Premier Payments ● Small Business Lending ● Newtek Business Credit ● Newtek Payroll Services ● Newtek Insurance Agency  Newtek’s investors received an approximate 25% total return for the full year 2015; the highest total return compared to all BDCs in 2015 – Newtek’s three-year total return was 88.4%* as of December 31, 2015  Valuation of lending business vs. portfolio of loans  Do not have exposure to oil and gas, or manufacturing in China *Prior to Newtek’s conversion to a BDC on November 12, 2014, Newtek was an operating Company.